Exhibit 99.1

KIMBALL INTERNATIONAL, INC. REPORTS THIRD QUARTER 2022 RESULTS

— 30% Sales Increase Drove Significant Profit Growth —
— Order Rates Increased 30% —
— Guiding to Fiscal Fourth Quarter Sales Growth of 25% at the Midpoint —
— Guiding to Further Gross Margin Improvement Led by Volumes and Pricing —
— Pathway to Robust FY23 Revenue and Profit Growth —

JASPER, IN (May 3, 2022) - Kimball International, Inc. (NASDAQ: KBAL) today announced results for the third quarter ended March 31, 2022.
Selected Financial Highlights:
Third Quarter FY 2022
•Net sales of $180.9 million, up 30% year-over-year
•Gross margin expanded 180 basis points to 30.5%
•Net income of $6.3 million; Adjusted net income of $7.6 million
•Diluted EPS of $0.17; Adjusted diluted EPS was $0.21
•Adjusted EBITDA of $11.5 million
•Backlog of $178.5 million
Management Commentary

CEO Kristie Juster commented, “We were very pleased to report strong third quarter results, which reflected robust demand across our product portfolio and our increasing ability to effectively navigate industry-wide headwinds. Sales in our Workplace and Health end markets increased 41%, and accounted for 81% of third quarter sales, driving significantly improved profitability.

“Kimball International continues to compete successfully in the evolving domestic commercial furniture marketplace, as our ancillary product lines and key secondary geographies are well aligned with the new-forming workplace. Ancillary products, which accounted for 86% of our trailing 12 months sales are perfectly suited for employers prioritizing collaboration and engagement in both hybrid and in-person settings. Shipments to smaller metropolitan areas, which have benefited from significant population growth in recent years, represented 77% of our trailing 12 months sales.

“These differentiators continue to result in substantial sales growth in our Workplace and Health markets, supporting our confidence that Kimball International is gaining share, and our Poppin acquisition significantly increased the size of our addressable market. In addition to our strong product line-up, we believe that our performance reflects customer recognition of our operational excellence, demonstrated by reduced delivery times, quality assurance and customization capabilities. While inflationary pressures and supply chain disruptions continued to increase production costs, higher volumes and early pricing benefits together with our ongoing cost-out initiatives enabled us to post another quarter of industry-leading gross margin.”

Overview

Third Quarter Fiscal 2022 Results

Consolidated net sales increased 30% to $180.9 million from the year ago quarter, driven by continued strength in the Workplace and Health end markets and 94% growth at Poppin. Gross margin increased 180 basis points year-over-year to 30.5%, reflecting price increases and ongoing cost savings programs offsetting continued pressure by raw material inflation, higher freight and labor costs. Selling and administrative expenses (S&A) of $48.8 million declined year-over-year as a percentage of total revenue by 550 basis points to 26.9% in the third quarter of 2022. Adjusted S&A was $48.1 million, or 26.6% of net sales, compared to $42.6 million, or 30.8% of net sales, in last year’s third quarter. Net income was $6.3 million, or $0.17 per diluted share, reflecting a significant increase from net loss of $4.5 million or $(0.12) per diluted share in the year ago quarter. Adjusted net income was $7.6 million, or $0.21 per diluted share, up from net loss of $1.0 million, or $(0.03) per diluted share in the third quarter of fiscal 2021. Adjusted EBITDA was $11.5 million compared to $1.9 million in the year ago quarter.

Net Sales by End Market
	Three Months Ended			Nine Months Ended
(Unaudited)	March 31,			March 31,
(Amounts in Millions)	2022	2021	% Change	2022	2021	% Change
Workplace *	$119.8	$78.9	52%	$336.3	$261.6	29%
Health	26.6	24.6	8%	76.2	72.2	6%
Hospitality	34.5	35.2	(2%)	76.4	89.0	(14%)
Total Net Sales	$180.9	$138.7	30%	$488.9	$422.8	16%

Orders Received by End Market
	Three Months Ended			Nine Months Ended
(Unaudited)	March 31,			March 31,
(Amounts in Millions)	2022	2021	% Change	2022	2021	% Change
Workplace *	$121.0	$88.7	36%	$377.8	$255.3	48%
Health	26.8	26.2	2%	86.5	75.9	14%
Hospitality	17.5	12.2	43%	68.4	70.7	(3%)
Total Orders	$165.3	$127.1	30%	$532.7	$401.9	33%

* Workplace end market includes education, government, commercial, and financial vertical markets and eBusiness

Summary and Outlook

“Third quarter results and order rates firmly position us to achieve our revenue guidance for 2022 with a significant improvement in profitability. We expect positive demand trends to continue into fiscal 2023, given the relevance of our product designs to collaboration and culture-building. With a portfolio tailored to the growing Workplace and Health end markets, our increased traction in eCommerce and our presence in expanding geographies, Kimball International is positioned for continued long-term growth.

“Additionally, we believe we reached an inflection point at the end of the third quarter and expect fourth quarter benefits from higher volumes and pricing to outpace inflationary pressures, resulting in considerable sequential expansion in gross margin. S&A spending will continue to reflect our investments in future growth but is expected to decline further as a percentage of sales in fiscal 2023,” Ms. Juster concluded.

Fourth Quarter FY 2022 Guidance Ranges
	Low	High
Revenue	$180 million	$185 million
Gross margin	31.5%	32.5%
Adjusted S&A	$52 million	$54 million

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statements of income, statements of comprehensive income, balance sheets, or statements of cash flows of the Company. The non-GAAP financial measures used within this release are (1) organic net sales, defined as net sales excluding acquisition-related net sales; (2) adjusted gross profit; (3) adjusted selling and administrative expense; (4) adjusted EBITDA; (5) adjusted operating income; (6) adjusted net income; and (7) adjusted diluted earnings per share. Adjusted operating income, adjusted net income, and adjusted diluted earnings per share each exclude restructuring expense, CEO transition costs, acquisition-related amortization and inventory valuation adjustments, goodwill impairment, contingent earn-out adjustments related to the acquisition, COVID vaccine incentive costs, a gain on sale of a warehouse, costs of acquisition, and statutory income tax impacts for taxable after-tax measures, from the GAAP income measure. Adjusted gross profit excludes acquisition-related inventory adjustments and COVID vaccine incentive costs from the GAAP income measure. Adjusted selling and administrative expense excludes market value adjustments related to the SERP liability, CEO transition costs, acquisition-related amortization, costs of acquisition, and COVID vaccine incentive costs from the GAAP income measure. Additionally, adjusted operating income excludes market value adjustments related to the SERP liability. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation expense, amortization expense, restructuring expense, CEO transition costs, acquisition-related inventory valuation adjustments, costs of acquisition, goodwill impairment, contingent earn-out adjustments related to the acquisition, COVID vaccine incentive costs, and a gain on sale of a warehouse. A reconciliation of the reported GAAP numbers to the non-GAAP financial measures is included in the Reconciliation of Non-GAAP Financial Measures table below. Management believes that Adjusted EBITDA and other metrics excluding restructuring expense, CEO transition expenses, market value adjustments related to the SERP liability, COVID vaccine incentive costs, a gain on sale of a warehouse, and acquisition-related adjustments are useful measurements to assist investors in comparing our performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect our core operating performance.

The orders received metric is a key performance indicator used to evaluate general sales trends and develop future operating plans. Orders received represent firm orders placed by our customers during the current quarter which are expected to be recognized as revenue during current or future quarters. The orders received metric is not intended to be presented as an alternative measure of revenue recognized in accordance with GAAP.
Forward-Looking Statements

This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the transaction between the Company and Poppin will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the effect of the announcement of the Poppin transaction, including on customer relationships and operating results; the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; adverse changes in global economic conditions; successful execution of Phase 2 of the Company restructuring plan; the impact on the Company of changes in tariffs; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials, components and freight; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2021 and other filings with the Securities and Exchange Commission.

Conference Call / Webcast

Date:	May 3, 2022
Time:	5:00 PM Eastern Time
Dial-In #:	1 844-602-5643 (International Calls - 1 574-990-3014)
Pass Code:	7999947
A webcast of the live conference call may be accessed by visiting Kimball International’s Investor Relations website at www.ir.kimballinternational.com.

For those unable to participate in the live webcast, the call will be archived at www.ir.kimballinternational.com within two hours of the conclusion of the live call.
About Kimball International, Inc.

Kimball International is a leading omnichannel commercial furnishings company with deep expertise in the Workplace, Health and Hospitality markets. We combine our bold entrepreneurial spirit, a history of craftsmanship and today’s design-driven thinking alongside a commitment to our culture of caring and lasting connections with our customers, shareholders, employees and communities.

For over 70 years, our brands have seized opportunities to customize solutions into personalized experiences, turning ordinary spaces into meaningful places. Our family of brands includes Kimball, National, Etc., Interwoven, Kimball Hospitality, D’style and Poppin.

Kimball International is based in Jasper, Indiana.

www.kimballinternational.com

Financial highlights for the third quarter ended March 31, 2022 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except per share data)	March 31, 2022		March 31, 2021
Net Sales	$180,918	100.0%	$138,676	100.0%
Cost of Sales	125,782	69.5%	98,843	71.3%
Gross Profit	55,136	30.5%	39,833	28.7%
Selling and Administrative Expenses	48,783	26.9%	44,930	32.4%
Other General (Income) Expense	(4,523)	(2.5%)	0	0.0%
Contingent Earn-Out (Gain) Loss	2,150	1.2%	0	0.0%
Restructuring Expense	1,730	1.0%	2,617	1.9%
Operating Income (Loss)	6,996	3.9%	(7,714)	(5.6%)
Other Income (Expense), net	(1,235)	(0.7%)	193	0.2%
Income (Loss) Before Taxes on Income	5,761	3.2%	(7,521)	(5.4%)
Provision (Benefit) for Income Taxes	(534)	(0.3%)	(2,992)	(2.1%)
Net Income (Loss)	$6,295	3.5%	$(4,529)	(3.3%)

Earnings (Loss) Per Share of Common Stock:
Basic	$0.17		$(0.12)
Diluted	$0.17		$(0.12)

Average Number of Total Shares Outstanding:
Basic	36,795		36,860
Diluted	37,061		36,860

(Unaudited)	Nine Months Ended
(Amounts in Thousands, except per share data)	March 31, 2022		March 31, 2021
Net Sales	$488,931	100.0%	$422,817	100.0%
Cost of Sales	338,254	69.2%	285,079	67.4%
Gross Profit	150,677	30.8%	137,738	32.6%
Selling and Administrative Expenses	150,863	30.7%	132,584	31.4%
Other General (Income) Expense	(4,523)	(0.9%)	0	0.0%
Contingent Earn-Out (Gain) Loss	(15,750)	(3.2%)	0	0.0%
Restructuring Expense	4,195	0.9%	8,473	2.0%
Goodwill Impairment	34,118	7.0%	0	0.0%
Operating Income (Loss)	(18,226)	(3.7%)	(3,319)	(0.8%)
Other Income (Expense), net	(1,192)	(0.3%)	2,419	0.6%
Income (Loss) Before Taxes on Income	(19,418)	(4.0%)	(900)	(0.2%)
Provision (Benefit) for Income Taxes	650	0.1%	(919)	(0.2%)
Net Income (Loss)	$(20,068)	(4.1%)	$19	0.0%

Earnings (Loss) Per Share of Common Stock:
Basic	$(0.55)		$0.00
Diluted	$(0.55)		$0.00

Average Number of Total Shares Outstanding:
Basic	36,788		36,932
Diluted	36,788		37,529

	(Unaudited)
Condensed Consolidated Balance Sheets	March 31, 2022	June 30, 2021
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$12,726	$24,336
Receivables, net	71,495	58,708
Inventories	83,545	54,291
Prepaid expenses and other current assets	30,686	22,012
Property and Equipment, net	92,542	90,623
Right of use operating lease assets	16,922	14,654
Goodwill	47,844	81,962
Other Intangible Assets, net	59,911	64,478
Deferred Tax Assets	15,738	16,368
Other Assets	17,193	17,163
Total Assets	$448,602	$444,595

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	33	30
Accounts payable	70,446	41,537
Customer deposits	27,595	24,438
Current portion of operating lease liability	6,254	6,590
Dividends payable	3,688	3,532
Accrued expenses	37,081	39,115
Long-term debt, less current maturities	58,046	40,079
Long-term operating lease liability	14,025	12,536
Long-term earn-out liability	4,440	20,190
Other	14,994	16,878
Shareholders’ Equity	212,000	239,670
Total Liabilities and Shareholders’ Equity	$448,602	$444,595

Condensed Consolidated Statements of Cash Flows	Nine Months Ended
(Unaudited)	March 31,
(Amounts in Thousands)	2022	2021
Net Cash Flow (used for) provided by Operating Activities	$(6,602)	$27,330
Net Cash Flow used for Investing Activities	(10,346)	(110,064)
Net Cash Flow provided by Financing Activities	5,008	27,668
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(11,940)	(55,066)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	25,727	92,444
Cash, Cash Equivalents, and Restricted Cash at End of Period	$13,787	$37,378

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except per share data)

Organic Net Sales
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net Sales, as reported	$180,918	$138,676	$488,931	$422,817
Less: Poppin acquisition net sales(1)	0	0	28,718	2,678
Organic Net Sales	$180,918	$138,676	$460,213	$420,139
(1) Poppin was acquired on December 9, 2020 thus no adjustment for organic sales was necessary for the three months ended March 31, 2022 and 2021. For the nine month periods ended March 31, 2022 and 2021, organic net sales exclude Poppin acquisition net sales for the fiscal year-to-date periods ended December 31, 2021 and 2020.

Adjusted Gross Profit
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Gross Profit, as reported	$55,136	$39,833	$150,677	$137,738
Add: Pre-tax COVID vaccine incentive	0	0	1,569	0
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	48	247	253	289
Adjusted Gross Profit	$55,184	$40,080	$152,499	$138,027
Adjusted Gross Profit %	30.5%	28.9%	31.2%	32.6%

Adjusted Selling and Administrative Expense
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Selling and Administrative Expense, as reported	$48,783	$44,930	$150,863	$132,584
Less: Pre-tax Expense Adjustment to SERP Liability	887	(428)	300	(2,567)
Less: Pre-tax CEO Transition Costs	0	(141)	0	(423)
Less: Pre-tax Acquisition-related Amortization	(1,610)	(1,671)	(4,830)	(2,066)
Less: Pre-tax Costs of Acquisition	0	(47)	0	(3,435)
Less: Pre-tax COVID Vaccine incentive	0	0	(1,140)	0
Adjusted Selling and Administrative Expense	$48,060	$42,643	$145,193	$124,093
Adjusted Selling and Administrative Expense %	26.6%	30.8%	29.7%	29.3%

Adjusted Operating Income (Loss)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Operating Income (Loss), as reported	$6,996	$(7,714)	$(18,226)	$(3,319)
Add: Pre-tax Restructuring Expense	1,730	2,617	4,195	8,473
Add: Pre-tax Goodwill Impairment	0	0	34,118	0
Add: Pre-tax Other General (Income) Expense(2)	(4,523)	0	(4,523)	0
Add: Pre-tax Expense Adjustment to SERP Liability	(887)	428	(300)	2,567
Add: Pre-tax CEO Transition Costs	0	141	0	423
Add: Pre-tax Acquisition-related Amortization	1,610	1,671	4,830	2,066
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	48	247	253	289
Add: Pre-tax Costs of Acquisition	0	47	0	3,435
Add: Pre-tax Contingent Earn-Out (Gain) Loss	2,150	0	(15,750)	0
Add: Pre-tax COVID vaccine incentive	0	0	2,709	0
Adjusted Operating Income (Loss)	$7,124	$(2,563)	$7,306	$13,934
Adjusted Operating Income (Loss) %	3.9%	(1.8)%	1.5%	3.3%

Adjusted Net Income (Loss)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net Income (Loss), as reported	$6,295	$(4,529)	$(20,068)	$19

Pre-tax Restructuring Expense	1,730	2,617	4,195	8,473
Tax on Restructuring Expense	(445)	(673)	(1,079)	(2,181)
Add: After-tax Restructuring Expense	1,285	1,944	3,116	6,292
Pre-tax Goodwill Impairment	0	0	34,118	0
Tax on Goodwill Impairment	0	0	0	0
Add: After-tax Goodwill Impairment	0	0	34,118	0
Pre-tax Other General (Income) Expense(2)	(4,523)	0	(4,523)	0
Tax on Other General (Income) Expense	1,164	0	1,164	0
Add: After-tax Other General (Income) Expense	(3,359)	0	(3,359)	0
Pre-tax CEO Transition Costs	0	141	0	423
Tax on CEO Transition Costs	0	(36)	0	(108)
Add: After-tax CEO Transition Costs	0	105	0	315
Pre-tax Acquisition-related Amortization	1,610	1,671	4,830	2,066
Tax on Acquisition-related Amortization	(414)	(430)	(1,243)	(532)
Add: After-tax Acquisition-related Amortization	1,196	1,241	3,587	1,534
Pre-tax Acquisition-related Inventory Valuation Adjustment	48	247	253	289
Tax on Acquisition-related Inventory Valuation Adjustment	(12)	(64)	(65)	(75)
Add: After-tax Acquisition-related Inventory Adjustment	36	183	188	214
Pre-tax Costs of Acquisition	0	47	0	3,435
Tax on Costs of Acquisition	0	(12)	0	(884)
Add: After-tax Costs of Acquisition	0	35	0	2,551
Pre-tax Contingent Earn-Out (Gain) Loss	2,150	0	(15,750)	0
Tax on Contingent Earn-Out (Gain) Loss	0	0	0	0
Add: After-tax Contingent Earn-Out (Gain) Loss	2,150	0	(15,750)	0
Pre-tax COVID Vaccine Incentive	0	0	2,709	0
Tax on COVID Vaccine Incentive	0	0	(697)	0
Add: After-tax COVID Vaccine Incentive	0	0	2,012	0
Adjusted Net Income (Loss)	$7,603	$(1,021)	$3,844	$10,925

Adjusted Diluted Earnings (Loss) Per Share
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Diluted Earnings (Loss) Per Share, as reported	$0.17	$(0.12)	$(0.55)	$0.00
Add: After-tax Restructuring Expense	0.04	0.05	0.09	0.17
Add: After-tax CEO Transition Costs	0.00	0.00	0.00	0.01
Add: After-tax Goodwill Impairment	0.00	0.00	0.93	0.00
Add: After-tax Other General (Income) Expense(2)	(0.09)	0.00	(0.09)	0.00
Add: After-tax Acquisition-related Amortization	0.03	0.03	0.10	0.04
Add: After-tax Acquisition-related Inventory Valuation Adjustment	0.00	0.01	0.01	0.01
Add: After-tax Costs of Acquisition	0.00	0.00	0.00	0.07
Add: After-tax Contingent Earn-Out (Gain) Loss	0.06	0.00	(0.43)	0.00
Add: After-tax COVID Vaccine Incentive	0.00	0.00	0.05	0.00
Adjusted Diluted Earnings (Loss) Per Share	$0.21	$(0.03)	$0.11	$0.30

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net Income (Loss)	$6,295	$(4,529)	$(20,068)	$19
Provision (Benefit) for Income Taxes	(534)	(2,992)	650	(919)
Income (Loss) Before Taxes on Income	5,761	(7,521)	(19,418)	(900)
Interest Expense	390	177	922	263
Interest Income	(25)	(59)	(77)	(248)
Depreciation	3,635	3,708	10,820	10,836
Amortization	2,358	2,510	7,212	4,212
Pre-tax Restructuring Expense	1,730	2,617	4,195	8,473
Pre-tax Goodwill Impairment	0	0	34,118	0
Pre-tax Other General (Income) Expense(2)	(4,523)	0	(4,523)	0
Pre-tax CEO Transition Costs	0	141	0	423
Pre-tax Acquisition-related Inventory Valuation Adjustment	48	247	253	289
Pre-tax Costs of Acquisition	0	47	0	3,435
Pre-tax Contingent Earn-Out (Gain) Loss	2,150	0	(15,750)	0
Pre-tax COVID Vaccine Incentive	0	0	2,709	0
Adjusted EBITDA	$11,524	$1,867	$20,461	$26,783
Adjusted EBITDA %	6.4%	1.3%	4.2%	6.3%
(2) Third quarter fiscal year 2022 Other General (Income) Expense consists of a gain realized on the sale of a warehouse totaling $4.5 million on a pre-tax basis and $3.4 million on an after-tax basis.

Supplementary Information
Components of Other Income, net	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Amounts in Thousands)	2022	2021	2022	2021
Interest Income	$25	$59	$77	$248
Interest Expense	(390)	(177)	(922)	(263)
Gain (Loss) on Supplemental Employee Retirement Plan Investments	(887)	428	(300)	2,567
Other Non-Operating Income (Expense)	17	(117)	(47)	(133)
Other Income (Expense), net	$(1,235)	$193	$(1,192)	$2,419